Exhibit C(12)

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                               INDENTURE OF TRUST



                                     between



                         THE PORT OF ST. HELENS, OREGON

                                    as Issuer



                                       and



                          SECURITY PACIFIC BANK OREGON

                                   as Trustee




                          Dated as of December 15, 1990




                                   $5,100,000
                           Port of St. Helens, Oregon
                        Pollution Control Revenue Bonds,
                                  Series 1990B
                   (Portland General Electric Company Project)



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

                                    I N D E X

          (The Index is not a part of the Indenture of Trust but is for convenience of Reference only.)
                                                                            Page

Recitals.......................................................................1


                                    ARTICLE I
                                  Definitions..................................4

                                   ARTICLE II

                        Indenture to Constitute Contract......................10
     Section 2.1.  Indenture to Constitute Contract...........................10

                                   ARTICLE III

           Issuance of Bonds and Redemption of the Series 1990B Bonds.........11
     Section 3.1.  Issuance of Series 1990B Bonds.............................11
     Section 3.2.  Description of the Series 1990B Bonds......................11
     Section 3.3.  Optional Redemption........................................12
     Section 3.4.  Mandatory Redemption.......................................12
     Section 3.5.  Event of Taxability........................................13
     Section 3.6.  Notice to Redeem...........................................15
     Section 3.7.  Book-Entry-Only System.....................................16
     Section 3.8.  Provisions for Bond Certificates...........................18

                                   ARTICLE IV

                               Construction Fund..............................20
     Section 4.1.  Creation of Construction Fund..............................20
     Section 4.2.  Termination of Construction Fund...........................20
     Section 4.3.  Investment of Construction Fund Moneys.....................21

                                    ARTICLE V

                          Special Trust Fund; Bond Fund.......................22
     Section 5.1.  Creation of Bond Fund......................................22
     Section 5.2.  Investments of Bond Fund...................................22
     Section 5.3.  Arbitrage Covenant.........................................22
     Section 5.4.  Rebate Fund................................................22

                                   ARTICLE VI

                       Obligation of Bonds and Indenture;
                             Discharge of Indenture...........................26
     Section 6.1.  Obligation of Bonds and Indenture..........................26
     Section 6.2.  Conditions for Discharge...................................26
     Section 6.3.  Payment of Bonds...........................................26
     Section 6.4.  Cancellation of Surrendered Bonds..........................27


                                       i.
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                                   ARTICLE VII

                            Covenants of the Issuer...........................28
     Section 7.1.  Payment of Bonds...........................................28
     Section 7.2.  Rights Under the Agreement.................................28
     Section 7.3.  Payment of Principal and Interest From
                   Revenue of the Project.....................................28
     Section 7.4.  Bonds Valid................................................28

                                  ARTICLE VIII

                Remedies of Trustee and Bondholders Upon Default..............30
     Section 8.1.  Events of Default..........................................30
     Section 8.2.  Acceleration...............................................31
     Section 8.3.  Other Remedies.............................................31
     Section 8.4.  Right of Bondholders to Direct Proceedings.................31
     Section 8.5.  Appointment of Receivers...................................32
     Section 8.6.  Application of Moneys......................................32
     Section 8.7.  Remedies Vested in Trustee.................................33
     Section 8.8.  Rights and Remedies of Bondholders.........................34
     Section 8.9.  Termination of Proceedings.................................34
     Section 8.10. Waivers of Events of Default...............................34

                                   ARTICLE IX

                                  The Trustee.................................35
     Section 9.1.  Acceptance of the Trusts...................................35
     Section 9.2.  Indemnity of the Trustee...................................37
     Section 9.3.  Fees, Charges and Expenses of Trustee......................37
     Section 9.4.  Notice to Bondholders If Default Occurs....................37
     Section 9.5.  Intervention by Trustee....................................38
     Section 9.6.  Successor Trustee..........................................38
     Section 9.7.  Resignation by the Trustee.................................38
     Section 9.8.  Removal of the Trustee.....................................38
     Section 9.9.  Appointment of Successor Trustee by the
                   Bondholders; Temporary Trustee.............................38
     Section 9.10. Concerning Any Successor Trustee...........................39
     Section 9.11. Right of Trustee to Pay Taxes and Other
                   Charges....................................................39
     Section 9.12. Trustee Protected in Relying Upon
                   Resolutions, etc...........................................40
     Section 9.13. Successor Trustee as Custodian of Funds
                   and Paying Agent...........................................40


                                      ii.
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                                    ARTICLE X

                         Bond Form and Transfer of Bonds......................41
     Section 10.1. Bond Form..................................................41
     Section 10.2. Transfer of Bonds..........................................41
     Section 10.3. Charge For Transferring Bonds..............................41

                                   ARTICLE XI

                               Execution of Bonds.............................42
     Section 11.1. Execution of Bonds.........................................42
     Section 11.2. Authentication.............................................42

                                   ARTICLE XII

                          Issuance of Additional Bonds........................43
     Section 12.1. Issuance of Additional Bonds...............................43

                                  ARTICLE XIII

                             Supplemental Indentures..........................44
     Section 13.1. Supplemental Indentures Allowed............................44
     Section 13.2. Bondholders Consent........................................44

                                   ARTICLE XIV

                                 Miscellaneous................................46
     Section 14.1. Limitation of Rights.......................................46
     Section 14.2. Severability...............................................46
     Section 14.3. Notices....................................................46
     Section 14.4. Payments Due on Saturdays, Sundays and
                   Holidays...................................................46
     Section 14.5. Counterparts...............................................47
     Section 14.6. Applicable Provisions of Law...............................47
     Section 14.7. Rules of Interpretation....................................47
     Section 14.8. Captions...................................................47
     Section 14.9. No Personal Liability......................................47

Signatures....................................................................48

Exhibit A: Bond Form..........................................................49


                                      iii.
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                               INDENTURE OF TRUST

          THIS INDENTURE OF TRUST (hereinafter referred to as the "Indenture"), dated as of December 15, 1990, made and entered into between the Port of St. Helens, Oregon (hereinafter referred to as the "Issuer"), and Security Pacific Bank Oregon, a state banking corporation, having power and authority to accept and execute trusts, and having its principal office in the City of Portland, State of Oregon, as trustee (the "Trustee").

                               W I T N E S S E T H

          The Issuer has determined that the Project of Portland General Electric Company is eligible for financing pursuant to Oregon Revised Statutes, Chapter 777 (the "Act") and has determined to issue revenue bonds to be secured by Rental Payments pursuant to the Agreement described below.

          The Issuer has entered into a Lease and Sublease Agreement (the "Agreement"), simultaneously with the execution of this Indenture, with Portland General Electric Company, an Oregon corporation (the "Company").

          The Indenture provides for the Issuer to issue its Pollution Control Revenue Bonds, Series 1990B (Portland General Electric Company Project) (the "Series 1990B Bonds") in the amount of $5,100,000 to finance the costs of installation, equipping and furnishing of the Project (as defined herein) and a portion of the expenses and costs incurred by the Issuer and the Company in the sale and issuance of the Series 1990B Bonds, and to lease the Project from, and sublease the Project to, the Company pursuant to the terms of the Agreement.

          The Issuer will receive Rental Payments from the Company in an amount not less than the installments of principal and interest due on the Series 1990B Bonds.

          All things necessary to make the Bonds, when authenticated by the Trustee and issued as provided herein, the valid, binding and legal obligation of the Issuer according to the import thereof, and to constitute this Indenture a valid lien on the Rental Payments herein to be made upon the payment of the principal of and interest on the Series 1990B Bonds, have been done and performed, and the creation, execution and delivery of this Indenture, and the creation, execution and issuance of the Series 1990B Bonds, subject to the terms hereof, having in all respects been duly authorized;


INDENTURE OF TRUST - Page 1.
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          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That the Issuer, in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the Bondholders, (as defined herein) at or before the execution and delivery of these presents, and for other good and valuable consideration the receipt whereof is hereby acknowledged, and to secure the payment of the principal, premium, if any, and interest on the Bonds according to their terms and to insure the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, does by these presents grant, bargain, assign, pledge, and transfer to Security Pacific Bank Oregon, as Trustee, and to its successors in the trusts hereby created, and to it and its assigns forever, all of the Issuer's right, title and interest in, to and under any and all of the following described property, rights and interest as hereinafter set forth:

                                        I

          The Issuer's right, title and interest in and to the Project.

                                       II

          The Agreement (except the Issuer's rights to indemnification and payment of costs and expenses), including all modifications and supplements thereto, made in accordance with the provisions hereof, including all extensions and renewals of the term thereof, if any, together with all right, title and interest of the Issuer, as Issuer therein, including, without limitation the Rental Payments, revenues and receipts receivable by the Issuer thereunder and the present and continuing right to make claim for, collect, receive and receipt for any of the Rental Payments, and other sums of money payable or receivable thereunder, whether payable as Rental Payments or otherwise, the right to bring actions and proceedings thereunder or for the enforcement thereof and the right to do any and all things which the Issuer is or may become entitled to do under the Agreement, provided, that the assignment made by this clause shall not impair or diminish any obligation of the Issuer under the provisions of the Agreement.

                                       III

          All moneys and investments on deposit from time to time in the Construction Fund and the Bond Fund established under this Indenture.

          IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth, for the equal and proportionate benefit, security and protection of all holders of the Bonds issued or to be issued under and secured by this Indenture, without preference, priority or distinction of lien or otherwise of any of the Bonds over any of the others;

          PROVIDED, HOWEVER, that when the principal of, premium, if any, and interest on all of the Bonds secured hereby and all sums due under the Agreement and this Indenture have been paid or provided for in accordance with the terms and provisions of the Agreement and this Indenture, then this Indenture and the rights hereby granted shall cease, determine and be void; otherwise, this Indenture shall be in full force and effect.

          THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared that all Bonds issued and secured hereunder are to be issued and delivered and all the property hereby assigned is to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and covenanted and does hereby agree and covenant with the Trustee and with the respective Bondholders, from time to time of the Bonds or any part thereof, as follows, that is to say:


INDENTURE OF TRUST - Page 3.
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                                    ARTICLE I

                                   Definitions


          Section 1.1. Definitions. As used in this Indenture of Trust, the following words shall have the following meanings:

          The word "Act" shall mean Oregon Revised Statutes, Chapter 777, as amended from time to time.

          The words "Act of Bankruptcy" of the Issuer or the Company shall mean any of the following with respect to such party: (a) the commencement by such party of a voluntary case under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws; (b) the filing of a petition with a court having jurisdiction over such party to commence an involuntary case against such party under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws, unless such petition shall have been dismissed by a court of competent jurisdiction and such dismissal shall be final and not subject to appeal; (c) such party shall admit in writing its inability to pay its debts generally as they become due;
(d) a receiver, trustee or liquidator of such party shall be appointed in any proceeding brought against such party, unless such appointment shall have been vacated by order of a court of competent jurisdiction and such order shall be final and not subject to appeal; (e) assignment by such party for the benefit of its creditors; or (f) the entry by such party into an agreement of composition with its creditors.

          The words "Additional Bonds" shall mean Bonds of any series, other than the Series 1990B Bonds, duly authenticated and delivered pursuant to the Indenture.

          The word "Agreement" shall mean that certain Lease and Sublease Agreement dated as of December 15, 1990, entered into between the Issuer and the Company pursuant to which the Issuer will lease the Project from and sublease the Project to the Company, as originally executed or as it may from time to time be supplemented or amended.

          The words "Authorized Company Representative" shall mean any person who, at the time, and from time to time may be designated, by written certificate furnished to the Issuer and the Trustee, as the person authorized to act on behalf of the Company. Such certificate shall contain the specimen signature of such person, shall be signed on behalf of the Company by its president or any vice president or the treasurer and shall designate an alternate or alternates. Unless otherwise expressly provided herein, wherever notice or direction by the Company to


INDENTURE OF TRUST - Page 4.
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the Trustee or the Issuer is required or provided for herein, said notice or direction shall only be effective if given by an Authorized Company Representative.

          The words "Authorized Issuer Representative" shall mean each person who, at the time, and from time to time, shall have been designated to act on behalf of the Issuer by a written certificate furnished to the Company and the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by its President or Manager. Unless otherwise expressly provided herein, wherever notice of direction by the Issuer to the Trustee or the Company is required or provided for herein, said notice or direction shall only be effective if given by an Authorized Issuer Representative.

          The words "Bond" or "Bonds" shall mean the Series 1990B Bonds, and any Additional Bonds duly authenticated and delivered hereunder, to be issued by the Issuer for the purpose of financing the cost of acquisition, construction, installation, equipping and furnishing of the Project as authorized by the Act.

          The words "Bond Counsel" shall mean any attorney at law or firm of attorneys, of nationally recognized standing in matters pertaining to the exclusion from federal gross income of interest on bonds issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States, but shall not include counsel for the Company.

          The words "Bond Documents" shall mean collectively the Indenture, Agreement, and such other documents as are required to be executed thereunder.

          The words "Bond Fund" shall mean the Bond Fund created by Article V of this Indenture.

          The words "Bond Purchase Agreement" means an agreement among the Issuer, the Underwriter and the Company whereby the Underwriter agrees, subject to certain conditions, to purchase the Series 1990B Bonds.

          The words "Bondholder" or "Bondholders" shall mean the registered holders of the Bond(s).

          The words "Business Day" shall mean a day other than a Saturday or a Sunday in which commercial banks and trust companies are open for business in Portland, Oregon and New York, New York.

          The word "Closing" shall mean acceptance of delivery of the Bonds by the Underwriter and payment of the purchase price of the Bonds.


INDENTURE OF TRUST - Page 5.
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          The word "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and rulings made, promulgated and issued thereunder.

          The words "1954 Code" shall mean the Internal Revenue Code of 1954, as amended, and the rules, regulations and rulings made, promulgated and issued thereunder.

          The word "Company" shall mean (a) Portland General Electric Company, an Oregon corporation, and its successors and assigns, and (b) any surviving, resulting, or transferee corporation as provided in Section 5.2 of the Agreement.

          The word "Cost" or "Costs" shall mean any cost in respect of the Project permitted under the Act and any rebate amounts to be paid to the United States of America in accordance with Section 148 (f) of the Code. Without limiting the generality of the foregoing, such costs may include: (i) amounts payable to contractors and suppliers (including fees for designing the Project where the designs are provided by the contractor or supplier); (ii) costs of labor, services, materials, supplies and equipment furnished by the Company (including shipping costs); (iii) planning, engineering, inspection, accounting, fiscal, legal, Trustee and other professional fees; and (iv) costs of financing, including interest on the Bonds during acquisition and construction to the extent permitted by the Act and the Code.

          The word "Depository" shall mean as defined in Section 3.7 hereof.

          The words "Event of Default" and "Events of Default" shall mean as defined in Section 8.1 of this Indenture.

          The words "Event of Taxability" shall mean as defined in Section 3.5 of this Indenture.

          The words "Extraordinary Services" and "Extraordinary Expenses" means all services rendered and expenses incurred by the Trustee under this Indenture, other than Ordinary Services and Ordinary Expenses.

          The word "Facility" shall mean the Trojan Nuclear Power Plant at which the Project is located.

          The words "Government Obligations" shall mean obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America.


INDENTURE OF TRUST - Page 6.
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          The words "Inclusion Period" shall mean as defined in Section 3.5 of this Indenture.

          The words "Indenture of Trust" or "Indenture" shall mean this document which is entitled Indenture of Trust and is dated as of December 15, 1990, between the Issuer and Security Pacific Bank Oregon, as Trustee, as the same may be amended or supplemented from time to time in accordance with the provisions hereof.

          The word "Issuer" shall mean the Port of St. Helens, Oregon.

          The word "Nominee" shall mean as defined in Section 3.7 hereof.

          The words "Ordinary Services" and "Ordinary Expenses" shall mean the service usually performed, and the expenses usually incurred, by a Trustee in conjunction with a bond issue of the type contemplated hereby, including, but not limited to, services as paying agent and bond registrar.

          The word "Outstanding" when used as of any particular time with reference to Bonds, shall mean all Bonds theretofore authenticated and delivered by the Trustee under this Indenture except:

          (a) Bonds theretofore canceled by the Trustee or surrendered to the Trustee for cancellation;

          (b) Bonds in lieu of or in substitution for which other Bonds have been authenticated and delivered pursuant to Article X hereof;

          (c) Bonds deemed to have been paid as provided in Article VI hereof.

          The words "Permitted Investments" shall mean any of the following obligations or securities, to the extent permitted by law, on which neither the Company nor any of its subsidiaries is the obligor:

          (a) deposit accounts (which may be represented by certificates of deposit) or bankers' acceptances in banks (including the Trustee, and any Paying Agent) at the time of purchase thereof having a combined capital and surplus of not less than $25,000,000;

          (b) Government Obligations;

          (c) commercial or finance company paper or other short term taxable or tax-exempt debt securities rated at the time


INDENTURE OF TRUST - Page 7.

     of purchase thereof in any of the three highest generic Rating Categories for such paper or securities by a nationally recognized rating agency (determined on the basis of the categories in use on the date hereof without regard to any refinement or gradation by a numerical modifier or otherwise);

          (d) any repurchase agreement, the maturity of which is less than thirty (30) days, entered into with financial institutions such as banks or trust companies organized under state law, which may include the Trustee, national banking associations, insurance companies, or government bond dealers reporting to, trading with, and, at the time of purchase thereof, recognized as a primary dealer by the Federal Reserve Bank of New York and a member of the Security Investors Protection Corporation or with a dealer or parent holding company that is rated, at the time of purchase thereof, investment grade by Moody's or S&P, which repurchase agreement is secured by Government obligations that, at such time of purchase, (1) have a fair market value, exclusive of accrued interest, at least equal to the amount invested in the repurchase agreement, (ii) are in the possession of the Trustee or a third party acting solely as agent for the Trustee who holds a perfected first lien therein and who has entered into a custodial agreement with the Trustee and which is satisfactory to the Trustee, relating to the holding of such Government Obligations, and (iii) are free from all third party claims; and

          (e) obligations the interest on which is excludable from gross income for federal income tax purposes.

          The word "Project" shall mean those facilities, including real property, structures, buildings, fixtures or equipment, described in Exhibit A to the Agreement, as it may be from time to time.

          The term "Rating Category" or "Rating Categories" shall mean one or more of the generic rating categories of a nationally recognized securities rating agency, without regard to any refinement or gradation of such rating category or categories by a numerical modifier or otherwise.

          The words "Record Date" shall mean the close of business on the fifteenth (15th) day before any interest payment date.

          The words "Rental Payments" shall mean as defined in Section 4.2(a) of the Agreement.


INDENTURE OF TRUST - Page 8.
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          The word "Revenues" shall mean (i) all receipts, payments and other income derived by the Issuer or the Trustee under the Agreement, or otherwise in respect of the Project, including all Rental Payments and any other payments made by the Company pursuant to the Agreement, (ii) any proceeds of the Bonds originally deposited with the Trustee for the payment of accrued or capitalized interest on the Bonds or moneys remaining in the Construction Fund following certification of completion of the Project or upon acceleration or redemption of the Bonds and (iii) any income or revenue derived from the investment of any money in any fund or account established pursuant to this Indenture; but such term shall not include moneys used for payments to the Issuer or the Trustee pursuant to Sections 4.2(b), 4.2(c), 4.2(d), 6.3, 8.2 and 8.3 of the Agreement or deposits to the Rebate Fund pursuant to Section 5.4 hereof and Section 3.5 of the Agreement.

          The words "Series 1990B Bonds" means the Port of St. Helens, Oregon Pollution Control Revenue Bonds, Series 1990B (Portland General Electric Company Project).

          The words "Taxable Date" shall mean as defined in Section 3.5 of this Indenture.

          The words "Taxable Rate" shall mean Moody's, or its successor or assigns, "Public Utility Bond Yield Average" for "A" rated utilities (the "Index") for instruments of comparable maturity. If Moody's shall no longer provide such Index, then the term "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency that compiles an index comparable to the Index. If no such index is published or available, the Trustee shall select or compile a substitute comparable to the Index.

          The words "Trustee," "Bond Registrar," "Registrar," and "Paying Agent" shall mean the Trustee originally appointed hereunder by the Issuer and any successor Trustee.

          The word "Underwriter" shall mean Lehman Brothers Division of Shearson Lehman Brothers Inc.


INDENTURE OF TRUST - Page 9.
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                                   ARTICLE II

                        Indenture to Constitute Contract


          Section 2.1. Indenture to Constitute Contract. In consideration of the acceptance of the Bonds by the Bondholders, this Indenture shall be deemed to be and shall constitute a contract between the Issuer and the Bondholders, and the covenants and agreements herein set forth to be performed by the Issuer shall be for the equal benefit, protection and security of the Bondholders, all of which shall be of equal rank and without preference or priority.


INDENTURE OF TRUST - Page 10.
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                                  ARTICLE III

           Issuance of Bonds and Redemption of the Series 1990B Bonds


          Section 3.1. Issuance of Series 1990B Bonds. For the purpose of providing funds to pay for the cost of the acquisition, construction and equipping of the Project, and to pay a portion of the costs incurred in issuing such Bonds, accounting, fiscal, legal, bond counsel, architectural, Trustee fees and expenses and printing expenses and other similar expenses, the Issuer hereby shall issue $5,100,000 of its Pollution Control Revenue Bonds, Series 1990B (Portland General Electric Company Project).

          Section 3.2. Description of the Series 1990B Bonds.

          (a) The Series 1990B Bonds shall be issued in the form of printed or typewritten registered bonds, in denominations of $5,000 each or integral multiples thereof, shall be in the aggregate principal amount of $5,100,000, shall be dated as of December 15, 1990, and shall mature on December 15, 2014.

          (b) The Series 1990B Bonds shall bear interest from their dated date, calculated on the basis of a 360-day year, comprised of twelve 30-day months.

          (c) The Series 1990B Bonds shall bear interest at the rate of seven and one eighth percent (7-1/8%) per annum.

          (d) Interest shall be payable in semiannual payments due on the 15th day of June and December of each year commencing June 15, 1991 by wire transfer at the request of a holder of $1,000,000 or more of principal amount of Series 1990B Bonds outstanding who has furnished written instructions to the Trustee at least one Business Day prior to the applicable Record Date, or by check mailed by first class mail on the payment date to the Bondholders at the addresses as appear on the registration books of the Registrar as of the Record Date.

          (e) Principal shall be payable on the maturity date or redemption date, as applicable, upon presentation of the Series 1990B Bonds at the principal corporate trust office of the Trustee.

          (f) The Series 1990B Bonds shall be subject to redemption prior to maturity on the terms and conditions of this Article III.

          Section 3.3. Optional Redemption.

          (a) The Series 1990B Bonds shall be redeemed in whole, but not in part, on any Business Day at a price equal to


INDENTURE OF TRUST - Page 11.
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the principal amount thereof, plus accrued interest to the date of redemption, upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred and that it therefore intends to exercise its option to prepay the payments due under the Agreement in whole pursuant to Section 7.2 of the Agreement and thereby effect the redemption of Series 1990B Bonds in whole:

               (1) all or substantially all of the Facility shall be damaged or destroyed and the Company shall determine that it is not practicable or desirable to rebuild, repair and restore the Facility;

               (2) all or substantially all of the Facility shall be condemned or such use or control thereof shall be taken by eminent domain as to render the Facility unsatisfactory to the Company for continued operation;

               (3) unreasonable burdens or excessive liabilities shall be imposed upon the Issuer or the Company with respect to the Facility or the operation thereof; or

               (4) all or substantially all of the property of the Company shall be transferred or sold to any corporation other than an affiliate of the Company or the Company shall be consolidated with or merged into a corporation other than an affiliate of the Company in such manner that the Company is not the surviving corporation.

               (5) an Event of Taxability has occurred as provided in Section
     3.5 hereof.

          (b) The Series 1990B Bonds shall be subject to redemption, in whole or in part on December 15, 2000 and on any Business Day thereafter, at the prices (expressed as a percentage of the principal amount of the Bonds to be redeemed) as set forth in the following table plus accrued interest to the date of redemption:

                 Redemption Date                           Price
                 ---------------                           -----

December 15, 2000 through December 14, 2001                102.0%
December 15, 2001 through December 14, 2002                101.0%
December 15, 2002 and thereafter                           100.0%

          Section 3.4. Mandatory Redemption. The Series 1990B Bonds shall be subject to mandatory redemption, in whole but not in part, at a price equal to the principal amount thereof, plus accrued interest, to the date of redemption upon receipt by the Trustee, whether from the Company, the Port or otherwise, of notice that any of the following events has occurred:


INDENTURE OF TRUST - Page 12.
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          (a) as a result of any changes in the Constitution of the State of
Oregon or in the Constitution of the United States of America or of legislative or administrative action (whether state or federal), or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Agreement shall have become impossible of performance in accordance with the intent and purposes of the parties as expressed in the Agreement; or

          (b) all or substantially all of the properties of the Company shall be sold or taken through the exercise of the right of eminent domain or the right to purchase by any municipal or governmental body or agency.

          In the case of any of the events stated in this section, the Company must satisfy its obligation to prepay or provide for prepayment of Rental Payments within ninety (90) days after such event.

          Section 3.5. Event of Taxability.

          (a) The following terms shall have the following meanings for purposes of this Section 3.5:

               (i) "Event of Taxability" means a determination that the interest payable on any Series 1990B Bond is includable in the gross income for federal income tax purposes of the holder of such Series 1990B Bond (other than the holder who is a "substantial user" or a "related person" within the meaning of Section 147(a) of the Code). Such determination shall be deemed to have been made upon the date on which interest on the Series 1990B Bonds, or any of them, is determined to be includable in the gross income for federal income tax purposes of the holders thereof (other than a holder who is a "substantial user" or a "related person" within the meaning of Section 147(a) of the Code) by a final administrative determination of the Internal Revenue Service or judicial decision of a court of competent jurisdiction in a proceeding of which the Company received notice and was afforded an opportunity to participate to the full extent permitted by law. A determination or decision will not be considered final for purposes of the preceding sentence unless (i) the holder or holders of the Series 1990B Bonds involved in the proceeding in which the issue is raised (A) shall have given the Company and the Trustee notice of the commencement thereof
     (B) shall have offered the Company the opportunity to control the proceeding, provided the Company agrees to pay all expenses in connection therewith and to indemnify such holder or holders against all liability for such expenses in connection therewith and to indemnify such holder or holders against


INDENTURE OF TRUST - Page 13.

     all liability for such expenses (except that any such holder may engage separate counsel and the Company shall not be liable for the fees or expenses of such counsel); and (ii) such proceeding shall not be subject to a further right of appeal or shall not have been timely appealed.

               (ii) "Taxable Date" means the earliest effective date which the interest payable on the Series 1990B Bonds is actually includable in the gross taxable income of the Oregon holders or former holders of the Series 1990B Bonds (other than a holder who is a "substantial user" of the Project or a "related person" as such terms are defined in the Code) as a result of the occurrence of any circumstances giving rise to an Event of Taxability.

               (iii) "Inclusion Period" means the period beginning on the Taxable Date and ending on the date of prepayment by redemption or maturity (whichever occurs first) of such Series 1990B Bond, both dates inclusive.

               (iv) The term "holder" shall mean a Bondholder or a "Beneficial Owner" as defined in Section 3.7.

          (b) (i) Upon receiving written notice of the occurrence of an Event of Taxability, the Company shall have the option to prepay the amounts due under the Agreement and redeem the Series 1990B Bonds pursuant to Section 3.5(b)(ii) below, or, in the alternative, to pay to the Trustee for the benefit of the holder or holders of any outstanding Series 1990B Bonds a sum equal to an increase in interest on the Series 1990B Bonds to a revised rate equal to the Taxable Rate for the period of time such holder or holders held the Series 1990B Bonds during the Inclusion Period as provided above. If the Company fails to timely exercise the election to prepay the amounts due under the Agreement and redeem the Series 1990B Bonds as provided in Section 3.5(b)(ii) below, it shall be deemed to have elected to pay the increased rate of interest and shall do so on the dates, in the manner and at the place provided in this Indenture in respect of regular stated interest payments. Should all or any portion of the Inclusion Period include any period of time occurring prior to the date of receipt by the Company of notice of the occurrence of an Event of Taxability, then in that event the increased interest attributable to such portion of the Inclusion Period shall be paid by the Company on the date the next regular stated interest payment is due, together with the increased payment and other sums then due.

               (ii) The Company may exercise its option to prepay the amounts due under the Agreement and redeem the Series 1990B Bonds by giving the Trustee written notice thereof within thirty (30) days after the Company has


INDENTURE OF TRUST - Page 14.

     received written notice of the occurrence of an Event of Taxability and the Trustee shall redeem all outstanding Series 1990B Bonds within 45 days from the date the Trustee has received the Company's written notice, at a redemption price equal to the principal amount of the Series 1990B Bonds then outstanding plus accrued interest (such accrued interest to reflect an increased rate of interest equal to the Taxable Rate during the Inclusion Period) to the date of prepayment.

               (iii) If the Company fails to timely exercise the option to prepay the amounts due under the Agreement and have the Series 1990B Bonds redeemed pursuant to this Section 3.5, any person within six months from the date of occurrence of an Event of Taxability who shall notify the Company that he was a holder of a Series 1990B Bond at any time during the Inclusion Period but was not such a holder on the date increased interest attributable to the Inclusion Period was payable, and shall furnish the Company with proof thereof reasonably satisfactory to the Company, shall be entitled to receive from the Company the amount provided for in section 3.5(b)(i) above and the Company shall pay such amount to such person within thirty (30) days of the proof of such claim.

               (iv) The Company also covenants to pay to the Trustee for the benefit of a holder or former holder of the Series 1990B Bonds, within thirty (30) days of receipt of a written request therefor, the amount of any interest, penalties and other additions to tax paid by any holder or former holder of Series 1990B Bonds if such interest, penalties and other additions to tax were paid because of the failure of the holder or former holder of the Series 1990B Bonds to include the interest received on the Series 1990B Bonds during the Inclusion Period in gross income for federal income tax purposes, unless such failure was through the willful misconduct or gross negligence of such holder or former holder.

               (v) The covenants made by the Company in this subsection 3.5(b) of the Company's obligations hereunder shall survive the termination of this Indenture, the Agreement or the payment in full of the Series 1990B Bonds. The Company will forthwith notify the Trustee of any payments made directly to the holder or former holder of any Series 1990B Bonds by the Company pursuant to this Section.

               (vi) A Bondholder against whom any Event of Taxability is asserted, in addition to notice to the Company shall also accord to the Company and its agents a power of attorney to enable the Company to contest the same. In the event the Company contests any Event of Taxability, the


INDENTURE OF TRUST - Page 15.

     option to redeem and prepay the Bonds shall be preserved for thirty (30) days after the issue of taxability is finally resolved.

          Section 3.6. Notice to Redeem. Whenever the Series 1990B Bonds are to be redeemed prior to stated maturity, notice of the redemption shall be given by mailing by first class mail, a copy of the notice of redemption at least thirty
(30) days prior to the redemption date to all registered owners of Series 1990B Bonds to be redeemed at the address shown on the registration books, but the failure to mail any such notice or any defect therein shall not affect the validity of the redemption. The holders of sixty-six and two-thirds percent (66 2/3%) of the Series 1990B Bonds subject to any redemption may waive the notice of redemption set forth in this Section 3.6.

          With respect to any notice of optional redemption of Series 1990B Bonds, unless, upon the giving of such notice, such Series 1990B Bonds shall be deemed to have been paid within the meaning of Article VI hereof, such notice may state that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of moneys sufficient and available to pay the principal of, premium, if any, and interest on such Series 1990B Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no force and effect and the Trustee shall not be required to redeem such Series 1990B Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

          Notice of the intent to prepay the amounts due under the Agreement to be used to redeem Series 1990B Bonds shall be given by the Company to the Trustee and the Issuer at least forty-five (45) days before the intended redemption date and the Issuer does hereby waive any and all other notices of redemption required by law or otherwise. Interest on any Series 1990B Bond or Bonds so called for redemption shall cease on the redemption date unless the same are not redeemed after proper presentation made pursuant to such call.

          Each notice of redemption shall state the redemption date, the place of redemption, the principal amount and, if less than all, the distinctive numbers of the Series 1990B Bonds to be redeemed, and shall also state that interest on the Series 1990B Bonds designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Series 1990B Bonds the principal amount thereof to be redeemed, plus interest, if any,


INDENTURE OF TRUST - Page 16.

accrued thereon to the redemption date, and the premium, if any, thereon (such premium to be specified).

          If less than all of the Series 1990B Bonds are called for redemption, the Trustee shall select the Series 1990B Bonds, or any given portion thereof to be redeemed, by lot in a manner which the Trustee deems to be fair.

          Section 3.7. Book-Entry-Only System. The Series 1990B Bonds shall be initially issued in the form of a separate single fully registered type-written certificate, as a book-entry-only security with no certificates being made available to the person (the "Beneficial Owner") for whom the participants in The Depository Trust Company (the "Depository") acquires an interest in the Series 1990B Bonds. The Series 1990B Bonds shall be registered in the name of Cede & Co. as nominee (the "Nominee") of the Depository, and such Series 1990B Bonds shall be lodged with the Depository until prepayment or maturity of the Series 1990B Bond issue. Beneficial ownership of the Series 1990B Bonds may be recorded through entries on the books of the participants in the Depository that are related to the entries on the Depository's book-entry-only system. The Paying Agent shall remit payment for the maturing principal and interest on the Series 1990B Bonds to the Depository.

          The implementation of a book-entry-only system shall not in any way impose upon the Issuer any obligation whatsoever with respect to persons having interests on the Series 1990B Bonds other than the Bondholders as shown on the registration books maintained by the Bond Registrar. The Paying Agent and Bond Registrar, in writing, shall accept the book-entry-only system and shall agree to take any action necessary to at all times comply with the Depository's operational arrangements for the book-entry-only system.

          In the event:

               (a) the Depository determines not to continue to act as securities depository for the Series 1990B Bonds, or

               (b) the Issuer determines that the Depository shall no longer so act,

then the Issuer will discontinue the book-entry-only system with the Depository. If the Issuer fails to identify another qualified securities depository to replace the Depository, the Series 1990B Bonds shall no longer be book-entry-only issue but shall be registered in the registration books maintained by the Bond Registrar in the name of the Bondholder as appearing on the registration books of the Bond Registrar and thereafter in the name or names of the owners of the Series 1990B Bonds


INDENTURE OF TRUST - Page 17.

transferring or exchanging Series 1990B Bonds in accordance with the provisions of Section 10.2 herein.

          With respect to Series 1990B Bonds registered in the registration books maintained by the Bond Registrar in the name of the Nominee of the Depository, the Bond Registrar shall have no responsibility or obligation to any participant in the Depository or to any person on behalf of which such participants act as agent with respect to:

          (i) the accuracy of the records of the Depository, the Nominee or any participant or correspondent with respect to any ownership interest in the Series 1990B Bonds.

          (ii) the delivery to any participant or correspondent or any other person, other than a Bondholder as shown in the registration books maintained by the Bond Registrar, of any notice with respect to the Series 1990B Bonds, including any notice of redemption,

          (iii) the selection by the Depository of the beneficial interest in Series 1990B Bonds to be redeemed in the event the Issuer redeems the Series 1990B Bonds in part, or

          (iv) the payment to any participant, correspondent or any other person other than the Bondholder of the Series 1990B Bonds as shown in the registration books maintained by the Bond Registrar, of any amount with respect to principal, premium, if any, or interest on the Series 1990B Bonds.

Notwithstanding the book-entry-only system, the Issuer may treat and consider the Bondholder in whose name each Series 1990B Bond is registered in the registration books maintained by the Bond Registrar as the Bondholder and absolute owner of such Series 1990B Bonds for the purpose of payment of principal, premium, if any, and interest with respect to such Series 1990B Bonds, or for the purpose of giving notice of redemption and other matters with respect to such Series 1990B Bonds, or for all other purposes whatsoever. The Issuer shall pay or cause to be paid all principal of, premium, if any, and interest on the Series 1990B Bonds only to or upon the order of the Bondholder, as shown in the registration books maintained by the Bond Registrar, or its attorney duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligation with respect to payment thereof to the extent of the sum or sums so paid.

          Upon delivery by the Depository to the Registrar and the Nominee of written notice to the effect that the Depository has determined to substitute a new nominee in place of the Nominee, then the word "Nominee" in this Section shall refer to such new nominee of the Depository.


INDENTURE OF TRUST - Page 18.

          Section 3.8. Provisions for Series 1990B Bond Certificates.

          In the event of withdrawal of the book-entry-only system or termination thereof without substitution of a depository, then the provisions of this Section 3.8 shall apply to the Series 1990B Bonds. Upon receipt of a bond certificate, registered in its name, the Beneficial Owner shall be the Bondholder. The bond certificate shall be issued in printed, typewritten or lithograph certificate form in denominations of $5,000 or any integral multiple thereof. The principal of such Series 1990B Bonds shall be payable upon presentation at the principal corporate trust office of the Paying Agent.


INDENTURE OF TRUST - Page 19.

                                   ARTICLE IV

                                Construction Fund


          Section 4.1. Creation of Construction Fund. There shall be and hereby is created with the Trustee a special Construction Fund of the Issuer to be known as "Port of St. Helens, Oregon Construction Fund (Portland General Electric Company Project)" which shall be a trust fund for the purposes hereinafter provided, and to which shall be paid the proceeds of the sale of the Bonds, including any premium, excepting accrued interest, if any. Moneys on deposit in the Construction Fund shall be withdrawn by the Trustee and shall be used solely by it for the purpose of paying costs of the Project as provided for herein.

          The Trustee shall provide monthly statements to the Company itemizing each payment from the Construction Fund, the date and the purpose thereof, during the preceding period.

          Section 4.2. Termination of Construction Fund. Upon completion of the Project as described in the Agreement, and after all costs, fees and expenses incurred in connection with or incident to the acquisition, erection, construction in accordance with the Agreement and in connection with the authorization, sale, issuance and delivery of the Bonds have been paid in full, then the duly authorized representative of the Company shall file with the Trustee a certificate so stating and the Trustee shall have received all other certificates and documents required under the Agreement, and thereafter all funds, if any, remaining in the Construction Fund shall be deposited promptly by the Trustee into the Bond Fund, and the Construction Fund shall be terminated. Provided, however, that if at least ninety-seven percent (97%) of the sum of (1) the actual amount of the proceeds received by the Issuer from the sale of the Bonds, and (ii) any investment earnings on moneys in the Construction Fund, have been (A) paid or provision made for payment of the costs of acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation under the Code and which are costs used to provide an "exempt facility" within the meaning of Section 142 of the Code, which such costs were incurred by the Company after August 24, 1973, or
(B) paid or provision made for payment of amounts from the Construction Fund which are, for federal income tax purposes, chargeable to the Project's capital account or would be so chargeable either with a proper election by the Company or but for a proper election by the Company to deduct such amounts, then any amount exclusive of amounts retained by the Trustee in the Construction Fund for payment of Project Costs not then due and payable) remaining in the Construction Fund shall be paid to the Bond Fund.


INDENTURE OF TRUST - Page 20.

          Section 4.3. Investment of Construction Fund Moneys.

          At the written direction of the Company, funds in the Construction Fund shall be invested by the Trustee only in Permitted Investments; provided, however, that all such funds shall be invested at a yield not violative of
Section 148 of the Code. In the event such investments do exceed the limitations imposed by Section 148 of the Code, the Issuer and the Company promptly shall instruct the Trustee in writing to adjust the investment yield in such manner as to comply with Section 148 of the Code. Earnings of the Construction Fund shall be credited to the Construction Fund.


INDENTURE OF TRUST - Page 21.

                                   ARTICLE V

                          Special Trust Fund; Bond Fund


          Section 5.1. Creation of Bond Fund. There shall be and hereby is created with the Trustee a special Bond Fund of the Issuer to be known as "Port of St. Helens, Oregon Bond Fund (Portland General Electric Company Project)" to be administered by the Trustee. This special trust fund shall be for the security and payment of the principal of and interest on the Bonds and it shall at all times be completely separate and segregated from all other funds of the Trustee. The Bondholders shall have a first lien on the Bond Fund until the Bonds and interest thereon are paid in full. All accrued interest (if any) received from the sale of the Bonds shall be deposited in the Bond Fund. All Rental Payments deposited to the Bond Fund are hereby pledged and ordered to be used solely for the payment of principal of and interest and premium, if any, on the Bonds.

          All Rental Payments made by the Company pursuant to Section 4.2 of the Agreement shall be paid by the Company directly to the Trustee and deposited by the Trustee in the Bond Fund.

          Section 5.2. Investments of Bond Fund. At the direction of the Company, moneys in the Bond Fund shall be invested by the Trustee in such Permitted Investments as may be specified in writing by the Company except no investment in Permitted Investments shall extend beyond the estimated date on which the moneys will be needed to pay the principal and interest on the Bonds. All such investments shall be invested at a yield not violative of Section 148 of the Code. In the event such investments do exceed the limits imposed by
Section 148 of the Code, the Issuer and the Company agree to instruct the Trustee in writing to promptly adjust the investment yield in such manner as to comply with Section 148 of the Code. Earnings of the Bond Fund shall be credited to the Bond Fund.

          Section 5.3. Arbitrage Covenant. The Issuer covenants and certifies to and for the benefit of the Bondholders that so long as any of the Bonds remain outstanding, it shall not direct that moneys on deposit in any fund or account in connection with the Bonds (whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources), be used in a manner which will cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code.

          Section 5.4. Rebate Fund. (a) The Trustee shall establish and maintain and hold in trust until all of the Series 1990B Bonds have been retired, and for sixty (60) days thereafter, a fund entitled the "Portland General Electric


INDENTURE OF TRUST - Page 22.

Company Series 1990B Rebate Fund" (the "Rebate Fund") for the purposes described herein. The Rebate Fund shall be maintained by the Trustee as a fund separate from any other fund established and maintained hereunder; provided, however, that the Trustee will have no responsibility for the making of any calculations required under this Section 5.4 or for confirming the correctness of any calculations or computations delivered to it under Section 3.5 of the Agreement. Subject to the transfer provisions provided in paragraph (e) below, all money at any time deposited in the Rebate Fund shall be held by the Trustee in trust for payment to the federal government of the United States of America in satisfaction of the requirements of Section 148 of the Code, and neither the Issuer, the Company nor the Bondholder of any Series 1990B Bonds shall have any rights in or claim to such money. Amounts in the Rebate Fund, including investment income, shall be free and clear of any lien or pledge to the benefit of the holders of the Series 1990B Bonds. All amounts deposited into or on deposit in the Rebate Fund shall be governed by this Section and by Section 3.5 of the Agreement. The Trustee shall be deemed conclusively to have complied with such provisions if it follows the directions of the Company, shall not be required to take any actions thereunder in the absence of written directions by the Company, and shall have no liability or responsibility to enforce compliance by the Company or the Issuer with the terms thereof and may conclusively rely on such directions as to the correctness of any matters stated therein.

          (b) The Trustee shall have no obligation to rebate any amounts required to be rebated pursuant to this Section, other than from moneys held in the Rebate Fund or from other moneys provided to it by the Company.

          (c) Any moneys in the Rebate Fund shall be invested, at the written direction of the Company, in specified Permitted Investments. The Trustee shall maintain records of the date and amount of each deposit made into the Rebate Fund and of the investments made of such amounts, so that the investment earnings allocable to each deposit made into the Rebate Fund can be identified as if such deposits were made in segregated accounts; provided that the Trustee may commingle the amounts deposited into the Rebate Fund and shall not be required to segregate such deposits.

          (d) The Trustee shall deposit in the Rebate Fund all payments of rebatable arbitrage received from the Company pursuant to Section 3.5 of the Agreement.

          (e) (i) The Trustee shall make payments from the Rebate Fund to the United States of America at such times and in such amounts as are required by
Section 148(f) of the 1986 Code, including payments of installments of at least 90% of the rebatable arbitrage within 60 days after the end of each


INDENTURE OF TRUST - Page 23.

fifth bond year and payment of all the rebatable arbitrage and attributable income within 60 days after retirement of the last bond of the issue. The Trustee may rely on written instructions from an Authorized Company Representative in carrying out this duty. The Trustee shall notify the Issuer and the Company of the date and amount of all payments from the Rebate Fund. For purposes of this Section 5.4, "bond year" means a one-year period (or shorter period from the date of issue of the Series 1990B Bonds) that ends on the last day of a compounding period used in computing yield.

               (ii) If an Authorized Company Representative so directs in writing, the Trustee will deposit moneys into or transfer moneys out of the Rebate Fund from or into such accounts or funds as directed by the written directions of an Authorized Company Representative, provided that no payments may be made from the Bond Fund to the Rebate Fund. Any funds remaining in the Rebate Fund after redemption and payment of all of the Series 1990B Bonds and payment and satisfaction of any amount of rebatable arbitrage or provision made therefor satisfactory to the Trustee shall, at the request of an Authorized Company Representative, be withdrawn and remitted to an Authorized Company Representative and the Trustee shall have no responsibility or liability therefor after such remittance.

          (f) Notwithstanding any other provisions of this Indenture, the obligation to remit amounts to the United States to satisfy the requirements of
Section 148 of the 1986 Code and to comply with all other requirements of this Section and Section 3.5 of the Agreement, shall survive the defeasance or payment in full of the Series 1990B Bonds.

          (g) Notwithstanding foregoing, the requirements of this Section 5.4 shall be deemed to be satisfied on or after the date that the Company provides the Trustee and the Issuer with an opinion of Bond Counsel that the requirements of Section 148(f) of the Code have been complied with.

          (h) All references in this Section and in Section 3.5 of the Agreement to directions or similar communications from the Company shall mean directions or similar communications from an Authorized Company Representative.

          (i) The intent of this Section 5.4 is to require funding of the Rebate Fund every fifth Bond Year in an amount approximately equal to the accrued rebate on the gross proceeds of the Bonds, so that money in that account will be available to pay rebates when they are required to be paid under Section 148 of the Code. Notwithstanding anything stated to the contrary in this Indenture, the Company may cause the Issuer and the Trustee


INDENTURE OF TRUST - Page 24.

to amend this Section 5.4, without consent of the Bondholders, in any manner consistent with the intent of this Section 5.4, if the Company provides the Trustee with an opinion of Bond Counsel to the effect that:

               (i) this Section 5.4, as amended, states in reasonable detail the procedures with which the Company must comply under the applicable provisions of the regulations and rulings under Section 148 of the Code which are then in effect, and requires the Trustee to notify the Company in advance of the date on which action is required to comply with Section 148(f) of the Code; and

               (ii) the amendment will not cause interest on the Bonds to become includable in gross income for federal income tax purposes; and,

               (iii) the amendment is consistent with the stated intent of this
     Section 5.4 prior to its amendment.


INDENTURE OF TRUST - Page 25.

                                   ARTICLE VI

                       Obligation of Bonds and Indenture;
                             Discharge of Indenture


          Section 6.1. Obligation of Bonds and Indenture. The Bonds and the Indenture shall not be a general obligation, a pledge or loan of credit, of the Issuer, nor a charge upon any funds of the Issuer other than the Rental Payments pledged to the payment thereof nor shall the Issuer be subject to any liability thereon other than the Rental Payments pledged hereunder. No Bondholder shall ever have the right to compel any exercise of the taxing power of the Issuer to pay any such Bonds or the interest thereon, nor to enforce payment thereof against any property of the Issuer except the Rental Payments pledged under this Indenture. The Bonds and the Indenture shall not constitute a charge, lien or encumbrance, legal or equitable, upon any property of the Issuer except the Rental Payments.

          Section 6.2. Conditions for Discharge. If the Issuer shall pay or cause to be paid to the Trustee, for the holders of all the outstanding Bonds, the principal of, premium, if any, and interest due or to become due on the Bonds at the times and in the manner stipulated herein, and if all fees and expenses of the Trustee, the Registrar, the Paying Agent and other expenses required by this Indenture, and the Agreement, to be paid shall have been paid, these presents and the rights hereby granted shall cease, determine and be void, and thereupon the Trustee shall cancel and discharge this Indenture, and shall execute and deliver to the Issuer instruments necessary to discharge and release the lien hereof. Within fifteen (15) days thereafter the Trustee shall pay to the Company any moneys in the Construction Fund and the Bond Fund which are not held by the Trustee for the payment of the principal, premium, if any, and interest on the Bonds.

          Section 6.3. Payment of Bonds. All outstanding Bonds shall, prior to the maturity or redemption date thereof, be deemed to have been paid within the meaning and with the effect expressed in Section 6.2 hereof if (a) in case such Bonds are to be redeemed on any date prior to their maturity, and the Issuer shall have given to the Trustee in form satisfactory to it irrevocable instructions to give notice of redemption of such Bonds in accordance with the provisions of Section 3.5 hereof, and (b) there shall have been deposited with the Trustee, either moneys or obligations of the United States, or obligations the principal and interest of which is guaranteed by the United States, and any such investment shall not contain any provision permitting the redemption of such obligations at the option of the Issuer, and without any reinvestment thereof, the principal of and interest on which investments when due will


INDENTURE OF TRUST - Page 26.

provide moneys which together with the moneys, if any, deposited with or held by the Trustee at the same time, shall be sufficient to pay when due the principal of, premium, if any, and interest due and to become due on the Bonds, on or prior to the redemption date or maturity date thereof, as the case may be, and
(c) in the event the Bonds are not by their terms subject to redemption within the next succeeding ninety (90) days, the Issuer shall have given the Trustee in form satisfactory to it irrevocable instructions to give, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 3.5 hereof, a notice to the holder of such Bonds that the deposit required by (b) above has been paid in accordance with this Section 6.3 and stating such maturity or redemption date upon which moneys are to be available for the payment of the principal and interest and, premium, if any, on such Bonds. Neither the obligations or moneys deposited with the Trustee pursuant to this
Section 6.3 nor principal or interest payments on any such securities shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and interest on the Bonds, provided that any cash received from such principal or interest payments on such obligations deposited with the Trustee, if not then needed for such purpose, shall, to the extent practicable, be reinvested in obligations of the type described in clause
(b) of this paragraph maturing at times and in amounts sufficient to pay when due the principal of and redemption premium (if any) and interest to become due on such Bonds on or prior to such redemption date or maturity date thereof, as the case may be, and interest earned from such reinvestments shall be paid over to the Company, as received by the Trustee, free and clear of any trusts lien or pledge.

          Any release under this Section 6.3 shall be without prejudice to the right of the Trustee to be paid reasonable compensation for all services rendered by it under this Indenture and all its reasonable expenses, charges and other disbursements and those of its attorneys, agents and employees, incurred in the administration of trusts by this Indenture created and the performance of its powers and duties under the Indenture.

          Section 6.4. Cancellation of Surrendered Bonds. The Issuer or Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder which the Issuer or Company acquired in any manner whatsoever, and such Bonds upon surrender and cancellation, shall be deemed to be paid and retired.


INDENTURE OF TRUST - Page 27.
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                                  ARTICLE VII

                             Covenants of the Issuer


          The Issuer hereby covenants and agrees with the Bondholders for as long as any of the Bonds remain outstanding as follows:

          Section 7.1. Payment of Bonds. The Issuer will duly and punctually pay or cause to be paid out of the Bond Fund the principal of and interest on the Bonds at the date and place as in the Bonds and in the Indenture and the Agreement provided; that it will faithfully do and perform and at all times fully observe any and all covenants, undertakings and provisions contained in the Agreement, in this Indenture and in the Bonds; and that it will enforce or cause to be enforced all provisions of the Agreement and the provisions of any other agreement that may be executed for the use and occupancy of any part or all of the Project.

          Section 7.2. Rights Under the Agreement. The Issuer will not consent to any amendment, revocation or modification of the Agreement during the term that any of the Bonds are outstanding without first securing the written consent of the Trustee to such change or modification, and if such change or modification shall result in the diminution of or affect the security of the Bondholders, then such change or modification first shall, be approved by the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the then outstanding Bonds. The Issuer agrees that the Trustee, in its own name or in the name of the Issuer, may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Agreement for and on behalf of the Bondholders, whether or not the Issuer is in default hereunder.

          Section 7.3. Payment of Principal and Interest From Revenue of the Project. The Issuer covenants that the payment of principal and interest of these Bonds are payable solely out of the Rental Payments, Revenues and properties pledged or assigned herein and that the Issuer shall not be obligated to seek to levy any taxes or to obtain any appropriation from any source other than the Rental Payments and properties pledged or assigned herein for the payment of the debt service on the Bonds.

          Section 7.4. Bonds Valid. The Issuer covenants and warrants that it is duly created and authorized under the laws of the State of Oregon; that all action on its part for the creation and issuance of the Bonds and the execution thereof has been or will be duly and effectively taken prior to the Closing; that the Bonds in the hands of the Bondholders are and will be deemed to


INDENTURE OF TRUST - Page 28.

be negotiable instruments; and that all rights and remedies of the Bondholders and of the Company shall be governed by the laws of the State of Oregon.


INDENTURE OF TRUST - Page 29.

                                  ARTICLE VIII

                Remedies of Trustee and Bondholders Upon Default


          Section 8.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

          (a) The failure to pay when due, upon maturity or redemption, the principal of or interest on the Bonds.

          (b) The failure of the Issuer to fully and promptly perform any term, covenant or condition on its part to be performed under this Indenture (other than a failure to pay the principal of or interest on the Bonds) and the continuance thereof for a period of thirty (30) days after notice from the Trustee.

          (c) The occurrence of an Event of Default under and as defined in the Agreement.

          (d) If the Company shall default in the payment or performance of any of its obligations under the Bond Documents, and such default continues beyond the applicable cure period therefor, if any.

          Section 8.2. Acceleration. Upon the occurrence of an Event of Default and so long as it is continuing the Trustee may, and upon the written request of the holders of not less than fifty percent (50%) in aggregate principal amount of Bonds then outstanding shall, by notice in writing delivered to the Issuer and the Company, declare the principal of all Bonds then outstanding and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable. Upon any declaration of acceleration hereunder, the Trustee shall immediately exercise such rights as it may have to declare all installments of Rental Payments payable under Section 4.2 of the Agreement to be immediately due and payable.

          The above provisions, however, are subject to the conditions that if, after the principal of the Bonds shall have been so declared to be due and payable, all arrears of principal and interest upon the Bonds with interest thereon from such date until paid at an interest rate per annum equal to ten percent (10%), and all other sums payable under this Indenture, except the principal of, and interest on, the Bonds which by reason of such declaration shall have become due and payable, shall have been paid to the Trustee, and there shall have been performed all other things in respect of which there may have been a default hereunder, and there shall have been paid the reasonable charges


INDENTURE OF TRUST - Page 30.

of the Trustee and its counsel and of the Bondholders, including reasonable attorneys' fees paid or incurred (whether at trial or on appeal), then and in every such case, such default, with the written approval of the holders of at least a majority in principal amount of the Bonds then outstanding, may be waived and such declaration and its consequences rescinded and annulled by the Trustee by written notice to the Issuer and the Company, which waiver, rescission and annulment shall be binding upon all Bondholders; but no such waiver, rescission and annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon.

          Section 8.3. Other Remedies. Upon the occurrence of an Event of Default, the Trustee may pursue any available remedy, including those remedies in the Bond Documents, and may pursue any other action at law or suit in equity to enforce the payment of the principal of and interest on the Bonds then outstanding, including without limitation, mandamus. Upon the occurrence of an Event of Default as defined in the Agreement, the Trustee may enforce any and all rights of the Issuer thereunder.

          No remedy by the terms of the Indenture conferred upon or reserved to the Trustee (or to the Bondholders) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders hereunder or now or hereafter existing at law or in equity or by statute.

          No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

          No waiver of any default or Event of Default hereunder, whether by the Trustee pursuant to the provisions of Section 8.10 hereof, or by the Bondholders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

          Section 8.4. Right of Bondholders to Direct Proceedings. Anything in the Indenture to the contrary notwithstanding, the holders of sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of Bonds then outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Indenture, or for the appointment of a receiver or any other proceedings hereunder; provided, that such direction


INDENTURE OF TRUST - Page 31.

shall not be otherwise than in accordance with the provisions of law and of the Indenture.

          Section 8.5. Appointment of Receivers. Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under the Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Project and of the Rental Payments, revenues, earnings, income and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

          Section 8.6. Application of Moneys. All moneys received by the Trustee with respect to the Project pursuant to any right given or action taken under the provisions of this Article VIII shall, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, fees, liabilities and advances incurred or made by the Trustee, be deposited in the Bond Fund and all such moneys so deposited in the Bond Fund during the continuance of an Event of Default and available for payment of the Bonds under the provisions of Article V hereof shall be applied as follows:

          (a) first to the payment of all the Trustee's fees and expenses, including the costs and expenses of the proceedings resulting in the collection of such moneys;

          (b) then, in case the principal of none of the Series 1990B Bonds shall have become due and remains unpaid, to the payment of any interest in default in the order of the maturity thereof, ratably and proportionately to the persons entitled thereto without discrimination or preference;

          (c) in case the principal of any of the Series 1990B Bonds shall have become due and remains unpaid, to the payment of the principal of all Series 1990B Bonds then due and unpaid, then the payment of interest in default in the order of maturity thereof and then to the payment of the premium thereon, if any; and in every instance such payment to be made ratably to the persons entitled thereto without discrimination or preference.

          Whenever moneys are to be applied pursuant to the provisions of this
Section 8.6, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys


INDENTURE OF TRUST - Page 32.

becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an interest payment date unless it shall deem another more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

          Whenever all of the Bonds and interest thereon have been paid under the provisions of this Section 8.6 and all expenses and charges of the Trustee have been paid, any balance remaining in the Bond Fund shall be paid to the Company.

          Section 8.7. Remedies Vested in Trustee. All rights of action (including the right to file proof of claims) under the Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any holders of the Bonds, and any recovery of judgment shall, subject to the provisions of Section 8.8 hereof, be for the equal benefit of the holders of the outstanding Bonds.

          Section 8.8. Rights and Remedies of Bondholders. No holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of the Indenture or for the execution of any trust thereof or for the appointment of a receiver or any other remedy hereunder, unless a default has occurred of which the Trustee has been notified as provided in Section 9.1(i), or of which by said subsection it is deemed to have notice, nor unless also such default shall have become an Event of Default and the holders of at least fifty percent (50%) in aggregate principal amount of Bonds then outstanding shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, nor unless also they have offered to the Trustee indemnity as provided in
Section 9.2 nor unless the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of the Indenture, and to any action or cause of action for the enforcement of the Indenture, or for the appointment of a


INDENTURE OF TRUST - Page 33.

receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided and for the equal benefit of the holders of all Bonds then outstanding. Nothing in the Indenture contained shall, however, affect or impair the right of any Bondholder to payment of the principal of and interest on any Bond at and after the maturity thereof, or the obligation of the Issuer to pay the principal and interest on each of the Bonds issued hereunder to the respective holders thereof at the time, place, from the source and in the manner herein and in said Bonds expressed.

          Section 8.9. Termination of Proceedings. In case the Trustee shall have proceeded to enforce any right under the Indenture by the appointment of a receiver, by entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer, the Company and the Trustee shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

          Section 8.10. Waivers of Events of Default. The Trustee shall waive any Event of Default hereunder and its consequences and rescind any declaration of same upon the written request of the holders of at least a majority in aggregate principal amount of all Bonds then outstanding; provided, however, that there shall not be waived without the consent of the holders of all of the Bonds outstanding (a) any Event of Default in the payment of the principal of any outstanding Bonds at the date of maturity specified therein or in the Indenture or (b) any default in the payment when due of the interest on any such Bonds unless, prior to such waiver or rescission, all arrears of interest, with interest (to the extent permitted by law) at the rate borne by the Bonds on overdue installments of interest, and all fees and expenses, including those of its attorneys, of the Trustee in connection with such default shall have been paid or provided for. In case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely, then in every such case the Issuer, the Company, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.


INDENTURE OF TRUST - Page 34.

                                   ARTICLE IX

                                   The Trustee


          Section 9.1. Acceptance of the Trusts. The Trustee hereby accepts the trusts imposed upon it by the Indenture, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions, and no implied covenants or obligations shall be read into the Indenture against the
Trustee:

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture. In case an Event of Default has occurred (which has not been cured) the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standard specified above, and shall be entitled to act upon the opinion or advice of its counsel concerning all matters of trust hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trust hereof. The Trustee may act upon advice of counsel and shall not be responsible for any loss or damage resulting from any action or nonaction by it taken or omitted to be taken in good faith in reliance upon such advice of counsel.

          (c) The Trustee shall be responsible for any required refiling or rerecording of any Uniform Commercial Code financing statement.

          (d) The Trustee shall not be responsible for any recital herein or in the Bonds (except in respect to the certificate of the Trustee endorsed on the Bonds), or for the recording or re-recording, filing or refiling of the Indenture, or for the validity of the execution by the Issuer of the Indenture or the Agreement or of any supplements thereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby; except that in the event the Trustee enters into Possession of all or a portion of the Project pursuant to any provision of this Indenture, it shall use due diligence in preserving such Project and may, in its discretion, require of


INDENTURE OF TRUST - Page 35.

the Issuer and/or the Company full information and advice as to the performance of the covenants, conditions and agreements. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with Article IV or V.

          (e) The Trustee shall not be accountable for the use of any Bonds delivered hereunder. The Trustee may become the owner of Bonds secured hereby with the same rights which it would have if not Trustee.

          (f) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document reasonably believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to the Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond, shall be conclusive and binding upon all future owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

          (g) About the existence or nonexistence of any fact or about the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed on behalf of the Issuer by an authorized representative of the Issuer designated for such purpose by authorization of the Issuer as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (i) of this Section 9.1, or of which by said subsection it is deemed to have notice, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same.

          (h) The permissive right of the Trustee to do things enumerated in the Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default.

          (i) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder except failure by the Issuer to cause to be made any of the payments to the Trustee required to be made by Article V hereof unless the Trustee shall be specifically notified in writing of such default by the Issuer and the holders of at least fifty percent (50%) in aggregate principal amount of Bonds then outstanding and all notices or other instruments required by the Indenture to be delivered to the Trustee, to be effective, must be delivered at the principal corporate trust office of the Trustee, and in the


INDENTURE OF TRUST - Page 36.

absence of such notice so delivered, the Trustee may conclusively assume there is no default except as aforesaid.

          (j) At any and all reasonable times the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right, but shall not be required, to inspect any and all of the Project, including all books, papers and records of the Issuer pertaining to the Project and the Bonds, and to take such memoranda from and in regard thereto as may be desired.

          (k) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers hereunder.

          (l) The Trustee shall not be concerned with or accountable to anyone for the subsequent use or application of any moneys which shall be released or withdrawn in accordance with the provisions hereof. The Trustee makes no representation or warranty, express or implied as to the title, value, design, compliance with specifications or legal requirements, quality, durability, operation, condition, merchantability or fitness for any particular purpose for the use contemplated by the Issuer or the Company of the Project. In no event shall the Trustee be liable for incidental, indirect, special or consequential damages in connection with or arising from the Agreement or this Indenture for the existence, furnishing or use of the Project.

          Section 9.2. Indemnity of the Trustee. Before taking any action under this Indenture, the Trustee may require that satisfactory indemnity be furnished to it by the Bondholders for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful default, by reason of any action so taken.

          Section 9.3. Fees, Charges and Expenses of Trustee. The Issuer shall cause the Company to pay or reimburse the Trustee for the Trustee's reasonable fees for Ordinary Services rendered hereunder and all advances, counsel fees, whether at trial or on appeal, and other Ordinary Expenses reasonably and necessarily made or incurred by the Trustee in connection with such Ordinary Services and, in the event that it should become necessary that the Trustee perform Extraordinary Services, it shall be entitled in like manner to reasonable extra compensation therefor, and to reimbursement for reasonable and necessary Extraordinary Expenses in connection therewith; provided, that if such Extraordinary Services or Extraordinary Expenses are occasioned by the neglect or misconduct of the Trustee, it shall not be entitled to compensation or reimbursement therefor. The Trustee's reasonable fees for Ordinary Services shall be as specified in its schedule of fees for like services in effect


INDENTURE OF TRUST - Page 37.

from time to time. The Issuer shall cause the Company to pay or reimburse the reasonable fees and expenses of any Paying Agent. Upon the occurrence of a default, but only upon such occurrence, the Trustee shall have a lien with right of payment and reimbursement prior to payment on account of interest or principal of any Bond for the foregoing advances, fees, costs and expenses.

          Section 9.4. Notice to Bondholders If Default Occurs. If a default occurs of which the Trustee is by Section 9.1(i) hereof required to take notice or if notice of default be given as in said subsection (i) provided, then the Trustee shall give written notice thereof as soon as practicable by first class mail to the last known registered owners of all Bonds then outstanding.

          Section 9.5. Intervention by Trustee. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the owners of the Bonds, the Trustee may intervene on behalf of the Bondholders and shall do so if requested in writing by the holders of at least fifty percent (50%) of the aggregate principal amount of Bonds then outstanding, provided that the Trustee shall first have been offered such reasonable indemnity as it may require against the costs, expenses and liabilities which it may incur in or by reason of such proceeding.

          Section 9.6. Successor Trustee. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become a successor trustee (the "Successor Trustee") hereunder and vested with all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 9.7. Resignation by the Trustee. The Trustee and any Successor Trustee may at any time resign from the trusts hereby created by giving written notice to the Issuer, the Company and all Bondholders and such resignation shall take effect upon the appointment of a Successor Trustee by the Bondholders or temporary Trustee by the Issuer. Such notice to the Issuer may be served at its St. Helens, Oregon office or sent by registered mail.


INDENTURE OF TRUST - Page 38.

          Section 9.8. Removal of the Trustee. The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer, and signed by the holders of sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of Bonds then outstanding.

          Section 9.9. Appointment of Successor Trustee by the Bondholders; Temporary Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the holders of sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of Bonds then outstanding, with prior written approval of the Company, if not in default, by an instrument or concurrent instruments in writing signed by such owners, or by their attorneys-in-fact, duly authorized; provided, nevertheless, that in case of such vacancy the Issuer by an authorization executed and signed by the Issuer, may appoint a temporary Trustee to fill such vacancy until a Successor Trustee shall be appointed by the Bondholders and approved by the Company in the manner above provided, and any such temporary Trustee so appointed by the Issuer shall immediately and without further act be superseded by the Trustee so appointed by such Bondholders. Every such Trustee appointed pursuant to the provisions of this Section 9.9 shall be a trust company, banking association or bank in good standing within or outside the State of Oregon having (by itself or together with its parent holding company) a reported capital and surplus of not less than Twenty-Five Million Dollars ($25,000,000) and which meets capital adequacy requirements under applicable law, if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms.

          Section 9.10. Concerning Any Successor Trustee. Every Successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such Successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer execute and deliver an instrument transferring to such Successor Trustee all the properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its Successor Trustee. Should any instrument in writing from the Issuer be required by any Successor Trustee for more fully and certainly vesting in such Successor Trustee the properties, rights, powers and duties


INDENTURE OF TRUST - Page 39.

hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a Successor Trustee hereunder, together with all other instruments provided for in this Section 9.10, shall be filed and/or recorded in the manner required by law.

          Section 9.11. Right of Trustee to Pay Taxes and Other Charges. In case any tax, assessment or governmental or other charge upon any part of the Project is not paid as required herein or by the Agreement, the Trustee may pay such tax, assessment, governmental charge or other charge, without prejudice, however, to any rights of the Trustee or the Bondholders hereunder arising in consequence of such failure; and any amount at any time so paid under this
Section 9.11, with interest thereon from the date of payment until paid at an interest rate per annum equal to ten percent (10%), shall become so much additional indebtedness secured by the Indenture, and the same shall be given a preference in payment over any of the Bonds, and shall be paid out of the Rental Payments, if not otherwise caused to be paid; but the Trustee shall be under no obligation to make any such payment unless it shall have been requested to do so by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of Bonds then outstanding and shall have been provided with adequate funds for the purpose of such payment.

          Section 9.12. Trustee Protected in Relying Upon Resolutions, etc. The resolutions, opinions, certificates and other instruments provided for in the Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the release of property and the withdrawal of cash hereunder.

          Section 9.13. Successor Trustee as Custodian of Funds and Paying Agent. In the event of a change in the office of Trustee the predecessor Trustee which has resigned or been removed shall cease to be custodian of the Bond Fund and Construction Fund and Paying Agent for principal and interest of the Bonds and the Successor Trustee shall become such custodian and Paying Agent.


INDENTURE OF TRUST - Page 40.

                                    ARTICLE X

                                    Bond Form


          Section 10.1. Bond Form. The Series 1990B Bonds shall be substantially in the form set forth in Exhibit A hereto:

          Section 10.2. Transfer of Bonds. The ownership of the Bonds shall be noted on the registration books of the Bond Registrar, and any Bonds may thereafter be transferred only upon an assignment duly executed by the registered holder or his duly authorized attorney in such form as shall be satisfactory to the Bond Registrar, such transfer to be made on such books and endorsed on the Bonds by the Bond Registrar.

          Upon transfer of any Bonds and on request of the Bond Registrar, the Issuer shall execute in the name of the transferee, and the Trustee shall authenticate and deliver at the option of the transferee, a new fully registered Bond or Bonds of the same series, of any denomination or denominations permitted by this Indenture. Such Bonds shall be in the aggregate principal amount equal to the unmatured and unredeemed principal amount of bonds and shall bear interest at the same rate and mature on the same date or dates.

          Section 10.3. Charge For Transferring Bonds. Neither the Issuer nor the Bond Registrar may charge any transferee a fee for any Bond transferred. Neither the Issuer nor the Bond Registrar shall be required to make any such transfer of any Bond during the fifteen (15) days next preceding any interest payment date or of any Bond called for redemption. So long as any of the Bonds remain outstanding, the Issuer will cause to be maintained and kept at the corporate trust office of the Trustee as Bond Registrar, books for the registration and transfer of Bonds.


INDENTURE OF TRUST - Page 41.

                                   ARTICLE XI

                               Execution of Bonds


          Section 11.1. Execution of Bonds. The Bonds shall be executed on behalf of the Issuer with the manual or facsimile signature of the President of the Board of Commissioners of the Port of St. Helens, Oregon and shall be attested by the manual or facsimile signature of the Secretary of the Board of Commissioners of the Port of St. Helens, Oregon.

          In case any officer whose signature or a facsimile of whose signature shall appear on the Bonds shall cease to be such officer before the delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if he or she had remained in office until delivery.

          Section 11.2. Authentication. No Bonds shall be valid or obligatory for any purpose or entitled to any security or benefit under this Indenture unless and until a certificate of authentication on such Bond, substantially in the form set forth in Exhibit A attached hereto, shall have been duly executed by an authorized representative of the Registrar. Certificates of authentication on different Bonds need not be signed by the same representative. The properly executed certificate of authentication on each Bond shall be conclusive evidence that it has been authenticated and delivered under this Indenture.


INDENTURE OF TRUST - Page 42.

                                  ARTICLE XII

                          Issuance of Additional Bonds


          Section 12.1. Issuance of Additional Bonds. Additional Bonds may be issued under the Indenture to refund outstanding Bonds or finance completion of the Project, provided such Additional Bonds meet the requirements of Section
13.1 hereof and this Section 12.1. After the delivery of the Bonds, the Issuer and the Company may, from time to time, upon the conditions stated in this
Section 12.1, and after the Company provides the Trustee with the opinion of nationally recognized bond counsel to the effect that the issuance of Additional Bonds will not affect the tax-exempt status of the Bonds, agree upon and approve the issuance and delivery of Additional Bonds, secured by this Indenture and equally and ratably payable from the Rental Payments pledged and appropriated hereunder with this series of Bonds, but bearing such date or dates and interest rate or rates and having such maturity or maturities and such redemption dates and premiums as may be agreed upon. Every series of such Additional Bonds shall be authorized by an amendment to the Agreement and a supplement to this Indenture, establishing the terms thereof and providing for additional Rental Payments for the Project sufficient to pay the interest due on the Additional Bonds and on all Bonds then outstanding hereunder, and to redeem all such Bonds at maturity or, when required by the provisions of this Indenture and such supplemental indenture, and adding to the Project under the Agreement all property acquired from the proceeds of such Additional Bonds. Each series of such Additional Bonds shall be executed as provided by Section 11.1, upon filing with the Trustee original executed counterparts of the supplemental indenture and the amendment to the Agreement, together with such additional certificates, opinions, and other documents as deemed necessary by the Trustee and bond counsel.


INDENTURE OF TRUST - Page 43.

                                  ARTICLE XIII

                             Supplemental Indentures


          Section 13.1. Supplemental Indentures Allowed. The Issuer may, from time to time, determine to issue revenue bonds and execute indentures of trust supplementary hereto which indentures shall become a part of this Indenture for any one or more or all of the following purposes:

          (a) To add covenants and agreements of the Issuer in this Indenture for the purpose of further securing the Bonds or preserving the tax-exempt status thereof.

          (b) To cure any ambiguity or to correct or to supplement any defective provision contained in this Indenture, or in regard to matters or questions arising under this Indenture, as the Issuer may deem necessary or desirable, which shall not be inconsistent with this Indenture and which shall not materially adversely affect the interests of the holders of the Bonds.

          (c) To provide for the issuance of Additional Bonds.

          Any supplemental indenture which affects any rights or obligations of the Company shall not be effective unless and until the Company shall have consented thereto in writing.

          For purposes of subsections (a) and (b) hereof, any such supplemental indentures may be adopted without the consent of any of the Bondholders, notwithstanding any of the provisions of Section 13.2 hereof.

          Section 13.2. Bondholders Consent. With the consent of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the aggregate principal amount of the Bonds materially affected thereby, the Issuer may execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this indenture or any supplemental indenture, provided, however, that such action shall not, without first securing the consent of the holder of each Bond so affected;

          (a) Extend the fixed maturity of any of the Bonds; or extend the time of payments of interest from their due date or to reduce the amount of the principal of, interest on or any premium payable with respect to the Bonds; or

          (b) Extend the time of payment or reduce the amount of any sinking fund payment, or permit the creating of any lien on the revenues from the Agreement prior to or on a parity with the


INDENTURE OF TRUST - Page 44.

lien of the indenture, or permit the creation of any preference of any owners of the Bonds over any other owners of the Bonds; or

          (c) Reduce the percentage of Bondholders required to approve any such supplemental indenture without the consent of the holders of all of the Bonds then outstanding; or

          (d) Amend or modify this Section 13.2.

          Upon the adoption of any such supplemental indenture pursuant to the provisions of this Section 13.2, this indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, duties and obligations of the Issuer under this Indenture and all holders of Bonds outstanding hereunder shall thereafter be determined, exercised and enforced thereunder subject in all respects to such modification and supplemental indenture. All the terms and conditions of any such supplemental indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.


INDENTURE OF TRUST - Page 45.

                                  ARTICLE XIV

                                  Miscellaneous


          Section 14.1. Limitation of Rights. With the exception of any rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Bonds is intended or shall be construed to give to any person or company other than the Issuer, the Company, the Trustee, and the Bondholders, any legal or equitable right, remedy or claim under or with respect to this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Issuer, the Company, Trustee and the Bondholders as herein provided.

          Section 14.2. Severability. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

          Section 14.3. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given on the second day following the day on which the same are mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Issuer, to the Port of St. Helens, Oregon, P.O. Box 598, St. Helens, Oregon 97051,
Attention: Port Manager, or to such address as the Issuer may from time to time file with the Trustee and the Company; if to the Trustee, to Security Pacific Bank Oregon, P.O. Box 2808, Portland, Oregon 97208, Attention: Corporate Trust Division. If to the Company, to 121 S.W. Salmon Street, Portland, Oregon 97204,
Attention: Treasurer. A duplicate copy of each notice required to be given hereunder by any person listed above shall also be given to the others. The Issuer, the Company, the Trustee may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

          Section 14.4. Payments Due on Saturdays, Sundays and Holidays. In any case in which the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds shall not be a Business Day, then payment of principal, premium, if any, or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for purchase or redemption.


INDENTURE OF TRUST - Page 46.

          Section 14.5. Counterparts. This Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of such shall constitute but one and the same instrument.

          Section 14.6. Applicable Provisions of Law. This Indenture shall be governed by and construed in accordance with the laws of the State or Oregon.

          Section 14.7. Rules of Interpretation. Unless expressly indicated otherwise, references to Sections or Articles are to be construed as references to Sections or Articles of this instrument as originally executed. Use of the words "herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to this Indenture and not solely to the particular portion in which such word is used.

          Section 14.8. Captions. The captions and headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions, Articles or Sections of this Indenture.

          Section 14.9. No Personal Liability. Notwithstanding anything to the contrary contained herein or in any of the Bonds or the Bond Documents, or in any other instrument or document executed by or on behalf of the Issuer in connection herewith, no stipulation, covenant, agreement or obligation contained herein or therein shall be deemed or construed to be a stipulation, covenant, agreement or obligation of any present or future member, commissioner, director, trustee, officer, employee or agent of the Issuer, or of any incorporator, member, commissioner, director, trustee, officer, employee or agent of any successor to the Issuer, in any such person's individual capacity, and no such person, in his individual capacity, except for gross negligence or willful misconduct, shall be liable personally for any breach or nonobservance of or for any failure to perform, fulfill or comply with any such stipulations, covenants, agreements or obligations, nor shall any recourse be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or on any such stipulation, covenant, agreement or obligation, against any such person, in his individual capacity, either directly or through the Issuer or any successor to the Issuer, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such person, in his individual capacity, is hereby expressly waived and released.

          IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by the President, and attested by the Secretary of the Board of Commissioners of the Port of St. Helens, Oregon and to evidence its acceptance of


INDENTURE OF TRUST - Page 47.

the trusts hereby created, the Trustee has caused these presents to be signed in its name and behalf by one of its authorized officers all as of the 15th day of December 1990.

                                   PORT OF ST. HELENS, OREGON,
                                      as Issuer


                                   By: /s/ [illegible]
                                      ---------------------------------
                                        President

ATTEST:

 /s/ [illegible]
------------------------------------
Secretary


                                   SECURITY PACIFIC BANK OREGON
                                      as Trustee


                                   By:
                                      ---------------------------------
                                        Authorized Officer


INDENTURE OF TRUST - Page 48.

                                    EXHIBIT A

                                    BOND FORM

                           PORT OF ST. HELENS, OREGON
                         POLLUTION CONTROL REVENUE BOND
                                  SERIES 1990B
                   (PORTLAND GENERAL ELECTRIC COMPANY PROJECT)

No. R-1                                                               $5,100,000

Dated:  December 15, 1990                                    CUSIP
                                                                  --------------

Due:    December 15, 2014

Rate:   7-1/8%

     KNOW ALL MEN BY THESE PRESENTS that the Port of St. Helens, Oregon (the "Issuer"), for value received, promises to pay to Cede & Co., or its registered assigns, from the source and in the manner hereinafter provided and upon presentation and surrender hereof, the principal sum of

                    Five Million One Hundred Thousand Dollars

     The outstanding principal balance owing on this Pollution Control Revenue Bond, Series 1990B (Portland General Electric Company Project) (the "Bonds") shall bear interest from the dated date at the rate stated above. Interest on this Bond shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall be due and payable on the fifteenth day of each June and December of each year until paid, beginning on June 15, 1991. Interest is payable to the registered holder hereof by wire transfer at the request of a holder of $1,000,000 or more of principal amount of the Bonds outstanding who has furnished written instructions to the Trustee at least one Business Day prior to the applicable Record Date, or by check mailed by first class mail on the payment date to the registered holder, as of the Record Date, at his address as it appears on the Bond Register maintained by the Trustee named below, or its successors in trust or by such other method as shall be acceptable to the Trustee and the registered holder. The principal of and interest on this Bond are payable in lawful money of the United States of America.

     Principal on this Bond shall be payable on December 15, 2014, subject to earlier redemption in accordance with the terms of the Indenture.

     This Bond constitutes one of an authorized series of bonds of the Issuer issued under and equally and ratably secured and entitled to the protection given by an Indenture of Trust, dated as of December 15, 1990 (referred to herein as the "Indenture"),


INDENTURE OF TRUST - Page 49.

duly executed and delivered by the Issuer to Security Pacific Bank Oregon, in Portland, Oregon, as trustee (which includes any successor trustee under the Indenture) (the "Trustee") to which Indenture, copies of which are on file in the offices of the Issuer and Trustee, including all indentures supplemental thereto, reference is hereby made for a statement of the nature and extent of the security, the rights of the Issuer, the Trustee and the Bondholders, and the terms upon which the Bonds, including any Additional Bonds which may be issued. The Bonds are issued by the Issuer for the purpose of (i) providing funds to finance the acquisition, construction and equipping of certain pollution control, sewage and solid waste disposal facilities constructed or to be constructed for use in connection with the operation of the Trojan Nuclear Power Plant (the "Project") and the Project is leased by Portland General Electric Company (the "Company"), to the Issuer, and the Issuer leases the Project from the Company pursuant to an Agreement dated as of December 15, 1990 (the "Agreement") and (ii) to pay certain expenses incurred in connection with the issuance of the Bonds.

     Any capitalized term not defined herein but defined in the Indenture shall have the meaning assigned to it in the Indenture.

     The Series 1990B Bonds shall be redeemed in whole, but not in part, on any Business Day at a price equal to the principal amount thereof, plus accrued interest to the date of redemption, upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred and that it therefore intends to exercise its option to prepay the payments due under the Agreement in whole pursuant to Section 7.2 of the Agreement and thereby effect the redemption of Series 1990B Bonds in whole:

     (1) all or substantially all of the Facility shall be damaged or destroyed and the Company shall determine that it is not practicable or desirable to rebuild, repair and restore the Facility;

     (2) all or substantially all of the Facility shall be condemned or such use or control thereof shall be taken by eminent domain as to render the Facility unsatisfactory to the Company for continued operation;

     (3) unreasonable burdens or excessive liabilities shall be imposed upon the Issuer or the Company with respect to the Facility or the operation thereof; or

     (4) all or substantially all of the property of the Company shall be transferred or sold to any corporation other than an affiliate of the Company or the Company shall be consolidated with or merged into a corporation other than an affiliate of the


INDENTURE OF TRUST - Page 50.

Company in such manner that the company is not the surviving corporation.

     (5) an Event of Taxability has occurred as provided in Section 3.5 of the Indenture.

     The Series 1990B Bonds shall be subject to redemption, in whole or in part on December 15, 2000 and on any Business Day thereafter, at the prices (expressed as a percentage of the principal amount of the Bonds to be redeemed) as set forth in the following table plus accrued interest to the date of redemption:

         Redemption Date                                   Price
         ---------------                                   -----

December 15, 2000 through December 14, 2001                102.0%
December 15, 2001 through December 14, 2002                101.0%
December 15, 2002 and thereafter                           100.0%

     The Series 1990B Bonds shall be subject to mandatory redemption, in whole but not in part, at a price equal to the principal amount thereof, plus accrued interest, to the date of redemption upon receipt by the Trustee of notice, whether from the Company, the Port or otherwise, that any of the following events has occurred:

     (1) as a result of any changes in the Constitution of the State of Oregon or in the Constitution of the United States of America or of legislative or administrative action (whether state or federal), or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, the Agreement shall have become impossible of performance in accordance with the intent and purposes of the parties as expressed in the Agreement; or

     (2) all or substantially all of the properties of the Company shall be sold or taken through the exercise of the right of eminent domain or the right to purchase by any municipal or governmental body or agency.

     Whenever the Bonds are to be redeemed prior to their stated maturity, notice of the redemption shall be given by mailing a copy of the notice of redemption at least thirty (30) days prior to the redemption date to all registered owners of Bonds to be redeemed at the address shown on the registration books, but the failure to mail any such notice or any defect therein shall not affect the validity of the redemption. The holders of sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of the Bonds subject to any redemption may waive the right to such notice of redemption.


INDENTURE OF TRUST - Page 51.

     Notice of the intent to prepay the Payments and redeem bonds shall be given by the Company to the Trustee and the Issuer at least forty-five (45) days before the intended redemption date and the Issuer has waived any and all other notices of redemption required by law or otherwise. Interest on any Bond or Bonds so called for redemption shall cease on the redemption date unless the same are not redeemed after proper presentation made pursuant to such call.

     THIS BOND AND THE SERIES OF WHICH IT FORMS A PART ARE ISSUED PURSUANT TO AND IN FULL COMPLIANCE WITH THE CONSTITUTION AND LAWS OF THE STATE OF OREGON, PARTICULARLY CHAPTER 777, OREGON REVISED STATUTES, AS AMENDED, AND PURSUANT TO ORDINANCE NO. 90-4 (THE "ORDINANCE") ENACTED BY THE ISSUER ON DECEMBER 12, 1990, WHICH ORDINANCE AUTHORIZES THE EXECUTION AND DELIVERY OF THE AGREEMENT, INDENTURE AND THE BONDS, AND IS A SPECIAL OBLIGATION PAYABLE SOLELY FROM RENTAL PAYMENTS PLEDGED UNDER THE INDENTURE IN AMOUNTS AT LEAST SUFFICIENT TO PAY THE PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON, AND THE TRUSTEE'S AND ANY PAYING AGENT'S FEES AND EXPENSES IN CONNECTION WITH, THE BONDS AS THEY BECOME DUE AND PAYABLE. RENTAL PAYMENTS SUFFICIENT FOR SAID PURPOSES ARE TO BE PAID TO THE TRUSTEE FOR THE ACCOUNT OF THE ISSUER AND CREDITED TO A BOND FUND AS A SPECIAL TRUST FUND ACCOUNT CREATED BY THE ISSUER AND HAVE BEEN AND ARE HEREBY PLEDGED FOR THAT PURPOSE. THIS BOND DOES NOT CONSTITUTE AN INDEBTEDNESS OR LENDING OF CREDIT OF THE ISSUER WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY LIMITATION AND DOES NOT CONSTITUTE NOR GIVE RISE TO A PECUNIARY LIABILITY OF THE ISSUER OR A CHARGE AGAINST ANY GENERAL CREDIT OR TAXING POWERS, BUT IS PAYABLE SOLELY OUT OF RENTAL PAYMENTS TO THE ISSUER UNDER THE AGREEMENT.

     The holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all outstanding Bonds may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon. Modifications or alterations of the Indenture, or of any indenture supplemental thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

     IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law, and that the issuance of this Bond and the series of which it forms a part, together with all other obligations of the Issuer,


INDENTURE OF TRUST - Page 52.

does not exceed or violate any constitutional or statutory limitation or indebtedness.

     This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee.

     IN WITNESS HEREOF, the Port of St. Helens, Oregon has caused this Bond to be executed in its name by the manual or facsimile signature of its President and its Secretary as of the date and year first above written.

                                   PORT OF ST. HELENS, OREGON


                                   By
                                     ----------------------------------
                                        President


                                   By
                                     ----------------------------------
                                        Secretary


                          CERTIFICATE OF AUTHENTICATION


     This Bond is one of the Bonds described in the within mentioned Ordinance, and is properly registered and authenticated pursuant to that Ordinance.

     Date of Authentication:


                                   SECURITY PACIFIC BANK OREGON
                                      as Trustee and Registrar


                                   By
                                     ----------------------------------
                                        Authorized Officer


INDENTURE OF TRUST - Page 53.

     The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN  - as joint tenants with right of survivorship and
               not as tenants in common
     UNIF TRAN MIN ACT                       Custodian
                       ---------------------           ----------------
                              (Cust)                        (Minor)
                       under Uniform Transfer to Minors Act

                       ------------------------------------
                                     (State)

     Additional abbreviations may also be used though not set forth above.

                              (Form of Assignment)

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

------------------------------------------------------------

                        PLEASE INSERT SOCIAL SECURITY OR
                      OTHER IDENTIFYING NUMBER OX ASSIGNEE

--------------------------------------------------------------------------------
/
/-------------------------------------------------------------------------------
/
/-------------------------------------------------------------------------------
                        (Name and Address of Assignee)

--------------------------------------------------------------------------------
the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints
             -------------------------------------------------------------------

to transfer the within Bond on the books kept for registration thereof, wish full power of substitution in the premises.

Dated:
      ----------------------------------

Note: The signature(s) on this assignment must correspond wish the name(s) as written on the face of the within registered Bond in every particular without alteration or enlargement or any change whatsoever.

Signature Guaranteed:

--------------------------------------------------------------------------------
    (Commercial bank, trust company or member of a national stock exchange)


INDENTURE OF TRUST - Page 54.